EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-70549 on Form S-8 of Compuware Corporation of our report dated September 23, 2010 appearing in this Annual Report on Form 11-K of Compuware Corporation ESOP/401(k) Plan for the year ended March 31, 2010.

Crowe Horwath LLP

South Bend, Indiana
September 23, 2010